Exhibit 1.4

Articles of Incorporation

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporate(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE: The name of the corporation is
A.S.A.P. SOFTWARE EXPRESS, INC.
(Shall contain the word “corporation”, “company”, “incorporated” “limited”, or an abbreviation thereof),
ARTICLE TWO: The name and address of the initial registered agent and its registered office are:
Registered Agent:	Robert	S.	Jacobs
	First Name	Middle Name	Last Name
Registered Office:	208 South LaSalle Street, Suite 900
	Number	Street	Suite # (A PO Box alone is not acceptable
	Chicago	60604	Cook
	City	Zip Code	County
ARTICLE THREE: The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size
To engage in the transaction of any or all lawful business for which corporations may be incorporated under The Illinois Corporation Act.
ARTICLE FOUR:
	Class	Par Value per share	Number of shares authorized
	Common	N/A	750,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size

ARTICLE FIVE:

Class	*Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	N/A	390,000	$100,000.00

		TOTAL	$100,000.00

ARTICLE SIX:

The number of directors continuing the initial board of directors of the corporation is 3, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address
Stanley Owens, 2601 West Lunt, Chicago, Illinois 60645
Carlos Morrison, 19 East 72nd Street, New York, New York 10021
Paul Wald, Hope Farm Road, Greenwich, Connecticut 06830
ARTICLE SEVEN OPTIONAL:
(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$
(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$
ARTICLE EIGHT OTHER PROVISIONS:

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	September 6 1984

Signatures and Names			Post Office Address
1.		1.	208 South LaSalle Street
	Signature		Street
	Cynthia Gebel Wolf		Chicago, Illinois 60604
	Name (please print)		City/Town State Zip

Articles of Amendment

Filed Jan 24 1995

1.	CORPORATE NAME:	A.S.A.P. SOFTWARE EXPRESS, INC.
(Note 1)

2.	MANNER OF ADOPTION AND TEXT OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on November 30, 1994 in the manner indicated below. (“X” one box only)
☐

By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

	☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

☒

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the  shareholders.  At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.  Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 4)

When amendment effects a name change, insert the new corporate name below.  Use Page 2 for all other amendments.

Article 1:  The name of the corporation is:  ASAP SOFTWARE EXPRESS, INC

(NEW NAME)

Text of Amendment

(Any article being amended is required to be set forth in its entirety)

RESOLVED, that Article One of the Articles of Incorporation of the Corporation is hereby amended to be and read as follows:  The name of the corporation is ASAP Software Express, Inc.

FURTHER RESOLVED, that the Articles of Incorporation are hereby amended by adding a new Article Seven immediately following Article Six, to be and read as follows:

ARTICLE SEVEN:  The right of holder of shares of the corporation to cumulate votes in the election of directors is hereby expressly denied.

FURTHER RESOLVED, that the Articles of Incorporation are hereby amended to add a new Article Eight immediately following Article Seven, to be and read as follows:

ARTICLE EIGHT:  The right to make, amend or repeal the By-Laws of the corporation is hereby expressly reserved to the directors of the Corporation.

Articles of Amendment

Filed Nov 14 1995

1.	CORPORATE NAME:	A.S.A.P. SOFTWARE EXPRESS, INC.
(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on November 10, 1995 in the manner indicated below. (“X” one box only)
☐

By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

	☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
☒

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the  shareholders.  At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)
☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.  Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 4)

Text of Amendment

(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.  If there is not sufficient space to do so, add one or more sheets of this size.)

“RESOLVED, that Article Four of the Articles of Incorporation of the Corporation be deleted in its entirety and amended to read in full as follows:

ARTICLE FOUR.  Paragraph 1.  The authorized shares shall be:

Class	Par Value per share	Number of shares authorized
Common	N/A	750,000
Non-Voting Common	N/A	6,750,000

Paragraph 3.  The preferences, qualifications, limitations, restrictions and the special or relative rights in respects of the shares of each class are:

Except as otherwise required by applicable law, all shares of Common and Non-Voting Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, except that the Non-Voting Common shall have no voting rights.